                                                                    Exhibit 99.3

                             JOINT FILER INFORMATION

Name and Address:                           Third Point Partners Qualified LP
                                            390 Park Avenue
                                            New York, NY 10022

Date of Event Requiring Statement:          06/13/07
Issuer and Ticker Symbol:                   BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                     10%Owner
Designated Filer:                           Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                          Class B Common Stock
Amount of Securities Beneficially Owned     1,638,018
Ownership Form:                             D
Nature of Indirect Beneficial Ownership:    N/A

TABLE II INFORMATION

Title of Derivative Security:               LLC Membership Units
Date Exercisable and Expiration Date        06/13/07 (2)
Title and Amount of Securities
    Underlying Derivative Security          Common Stock, 1,638,018 shares
Conversion or Exercise Price of
    Derivative Security                     $0 (2)
Ownership Form of Derivative Security       D
Nature of Indirect Beneficial Ownership:    N/A

Signature                                   THIRD POINT PARTNERS QUALIFIED LP

                                            By:   THIRD POINT ADVISORS LLC,
                                                  its general partner

                                            By:    /s/ Justin Nadler
                                                   ------------------------------
                                            Name:  Justin Nadler
                                            Title: Authorized Signatory